Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue Suite 5100 Seattle, WA 98104-7036 o: (206) 883-2500 f: (206) 883-2699

June 9, 2023
Recursion Pharmaceuticals, Inc.
41 S Rio Grande Street
Salt Lake City, Utah 84101
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-3 (Registration Statement No. 333-264845) (the “Registration Statement”), including the prospectus dated May 10, 2022 included therein (the “Base Prospectus”), and the prospectus supplement dated June 9, 2023 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) filed by Recursion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission pursuant to Rule 424(b) of the rules and regulations of Securities Act of 1933, as amended (the “Act”), in connection with the registration of the Securities (as defined below).
The Registration Statement has been filed for the purpose of registering under the Act up to 5,959,024 shares of the Company’s Class A common stock, $0.00001 par value per share (the “Common Stock”) and relate to:
•the proposed resale from time to time by the selling stockholders named in the Prospectus (the “Selling Stockholders”) of up to 5,755,900 shares of Common Stock (the “Resale Shares”) that were or will be issued to the selling stockholders pursuant to that certain Share Purchase Agreement, dated May 8, 2023, by and among the Company, Recursion Canada Inc., a direct wholly-owned subsidiary of the Company, Cyclica Inc. (“Cyclica”), certain shareholders of Cyclica, and the other parties thereto (the “Share Purchase Agreement”); and
•the proposed issuance of up to 203,124 shares of Class A common stock (the “Option Shares” and together with the Resale Shares, the “Securities”) issuable upon the exercise of options (the “Options”) by current and former service providers of Cyclica that were assumed by the Company in connection with the Share Purchase Agreement.
We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed, including:
1)the Registration Statement, including the exhibits thereto;
2)the Company’s Amended and Restated Certificate of Incorporation, as amended to date;
3)the Company’s Amended and Restated Bylaws, as amended to date;
4)the Share Purchase Agreement;
5)the Cyclica Second Amended and Restated Stock Option Plan;
AUSTIN BEIJING BOSTON BRUSSELS HONG KONG LONDON LOS ANGELES NEW YORK PALO ALTO
SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI WASHINGTON, DC WILMINGTON, DE

Recursion Pharmaceuticals, Inc.
June 9, 2023

6)certain resolutions of the Board of Directors of the Company and committees thereof; and
7)such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein.
In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e)  that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
Based on such examination, we are of the opinion that as of the date hereof:
1.When the Option Shares have been issued and delivered against payment therefor in the manner contemplated by the Registration Statement and the terms of the Options, the Option Shares will be duly authorized, validly issued, fully paid and non-assessable.
2.The Resale Shares are or will be when issued in the manner contemplated by the Registration Statement and in accordance with the terms of the Share Purchase Agreement, duly authorized, validly issued, fully paid and non-assessable.
Our opinion that any document is legal, valid and binding is qualified as to:
(a)limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;
(b)rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and
(c)the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.
We express no opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.
We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Recursion Pharmaceuticals, Inc.
June 9, 2023

Very truly yours,
/s/ Wilson Sonsini Goodrich & Rosati, P.C.
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation